Exhibit 10.1
AMENDMENT AND RESTATEMENT AGREEMENT
     AMENDMENT AND RESTATEMENT AGREEMENT dated as of March 5, 2010 (this “Restatement Agreement”), to the Credit Agreement dated as of September 12, 2006 (as amended and modified, the “Existing Credit Agreement”), among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender, and the other parties thereto.
     WHEREAS, the Borrower has requested each Lender to extend the final maturity date applicable to its Commitment and outstanding Revolving Loans of such Lender as set forth herein, and the Lenders whose names appear on Schedule 2.01A hereto (collectively, the “Extending Lenders”) have agreed so to extend such final maturity date as provided herein; and
     WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to provide for the extensions referred to above and for certain other modifications of the terms of the Existing Credit Agreement, and that, as so amended, the Existing Credit Agreement be restated in the form of Annex I hereto;
     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent, the Swing Line Lender, and the Lenders party hereto (constituting the Required Lenders) hereby agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context may require.
     SECTION 2. Amendment and Restatement.
     (a) Effective as of the Restatement Effective Date, (i) the Existing Credit Agreement is hereby amended and restated in the form of Annex I hereto (the Existing Credit Agreement, as so amended and restated, being referred to as the “Restated Credit Agreement”), (ii) Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in the form of Schedule 2.01 attached to the Restated Credit Agreement and the Commitment of each Lender is hereby reduced to the amount set forth therein, (iii) Schedule 7.04 to the Existing Credit Agreement is hereby amended and restated in the form of Schedule 7.04 attached to the Restated Credit Agreement, and (iv) Exhibit A to the Credit Agreement is hereby amended and restated in the form of Exhibit A attached to the Restated Credit Agreement.
     (b) Except as expressly set forth above and therein, all Schedules and Exhibits to the Existing Credit Agreement will continue in their present forms as Schedules and Exhibits to the Restated Credit Agreement.
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     SECTION 3. Commitments and Loans. On the Restatement Effective Date:
     (a) the amount of the Commitment of such Extending Lender set forth opposite its name under the heading “Extended Commitment” in Schedule 2.01A hereto (the “Extended Amount”) shall become a Tranche 2 Commitment of such Extending Lender, and a portion corresponding to such Extending Lender’s Extended Amount of each Revolving Loan made by such Extending Lender as part of a Borrowing outstanding on the Restatement Effective Date under the Existing Credit Agreement shall become a Tranche 2 Revolving Loan of such Lender; and
     (b) all Commitments and Loans outstanding under the Existing Credit Agreement that remain and that are not Tranche 2 Commitments or Tranche 2 Revolving Loans shall constitute Tranche 1 Commitments and Tranche 1 Revolving Loans under the Restated Credit Agreement.
     SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to each other party hereto on the date hereof and on the Restatement Effective Date that:
     (a) this Restatement Agreement (i) has been duly authorized by all requisite corporate action of the Borrower, (ii) has been duly executed and delivered by the Borrower and (iii) constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or equity);
     (b) the representations and warranties of the Borrower contained in Article V of the Restated Credit Agreement (excluding Sections 5.05(d) and 5.06) or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Restated Credit Agreement or therewith, are true and correct in all material respects on and as of the date hereof and on and as of the Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a), the first sentence of (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) through (f), respectively, of Section 6.01.
     (c) no Default under the Existing Credit Agreement or the Restated Credit Agreement has occurred and is continuing.
     SECTION 5. Effectiveness of Restatement Agreement. The amendments to and restatement of the Existing Credit Agreement provided for herein shall become effective on the first date (the “Restatement Effective Date”) on which each of the following conditions shall be satisfied:
     (a) the Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) each Extending Lender and (iii) Lenders constituting the Required
Amendment and Restatement Agreement — Page 2

Lenders, either (A) counterparts of this Restatement Agreement signed on behalf of such parties or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Restatement Agreement;
     (b) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Foley & Lardner LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent;
     (c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably have requested relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;
     (d) the representations and warranties of the Borrower set forth in Section 4 hereof shall be true and correct on and as of the Restatement Effective Date, and the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming the accuracy thereof;
     (e) the Administrative Agent shall have received from the Borrower all fees and other amounts payable by the Borrower in connection with this Restatement Agreement, all amounts due and payable to the Administrative Agent on or prior to the Restatement Effective Date pursuant to the Loan Documents, including, to the extent invoiced, reimbursement of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document; and the Administrative Agent and its Affiliates shall have received from the Borrower all fees, out-of-pocket expenses and other amounts separately agreed to be paid by the Borrower in connection with this Restatement Agreement and the transactions contemplated hereby.
     SECTION 6. Effect of Restatement Agreement. Except as expressly set forth herein, this Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Swing Line Lender or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances. This Restatement Agreement shall constitute a Loan Document. On and
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after the Restatement Effective Date, any reference to the Existing Credit Agreement in any Loan Document shall mean the Restated Credit Agreement.
     SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Restatement Agreement, including the reasonable fees, charges and disbursements of Winstead PC.
     SECTION 8. Counterparts. This Restatement Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Restatement Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Restatement Agreement.
     SECTION 9. Governing Law; Consent to Jurisdiction and Service of Process.
     (a) THIS RESTATEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     (b) THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS RESTATEMENT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS RESTATEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
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     (c) THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE RESTATED CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS RESTATEMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Restatement Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Restatement Agreement.
     SECTION 12. Tranche 2 Commitment Increase. For purposes of consummating the increase in the Tranche 2 Commitments contemplated to occur on the Restatement Effective Date immediately after the effectiveness of this Restated Agreement, the Lenders hereby waive the notice and delivery requirements set forth in Section 2.13 of the Restated Credit agreement.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
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     IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed by their authorized officers as of the date first above written.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Alan L. Stinson
	Name:	Alan L. Stinson
	Title:	Chief Executive Officer

Amendment and Restatement Agreement — Signature Page

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Travis Lovell
	Name:	Travis Lovell
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

BANK OF AMERICA, N.A., as a Lender and Swing Line Lender
By:	/s/ Travis Lovell
	Name:	Travis Lovell
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

HUA NAN COMMERCIAL BANK, LTD.
By:	/s/ Henry Hsieh
	Name:	Henry Hsieh
	Title:	Assistant Vice President

Amendment and Restatement Agreement — Signature Page

BANK OF HAWAII
By:	/s/ Robert Wheeler, III
	Name:	Robert Wheeler
	Title:	Senior Vice President

Amendment and Restatement Agreement — Signature Page

BANK OF TEXAS, N.A.
By:	/s/ Jay Dempsey
	Name:	Jay Dempsey
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

FIRST COMMERCIAL BANK, Los Angeles Branch
By:	/s/ Wen-Han Wu
	Name:	Wen-Han Wu
	Title:	Deputy General Manager

Amendment and Restatement Agreement — Signature Page

COMPASS BANK
By:	/s/ Warrie R. Birdwell
	Name:	Warrie R. Birdwell
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

BMO CAPITAL MARKETS FINANCING INC.
By:	/s/ Michael D. Pincus
	Name:	Michael D. Pincus
	Title:	Managing Director

Amendment and Restatement Agreement — Signature Page

CAPITAL ONE, N.A.
By:	/s/ Kristine Sinon
	Name:	Kristine Sinon
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Mary K. Young
	Name:	Mary K. Young
	Title:	Sr Vice President

Amendment and Restatement Agreement — Signature Page

PNC BANK, N.A.
By:	/s/ Jon R. Hinard
	Name:	Jon R. Hinard
	Title:	Senior Vice President

Amendment and Restatement Agreement — Signature Page

CITIBANK, N.A.
By:	/s/ Thomas A. Christopher, Jr.
	Name:	Thomas A. Christopher
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

SUNTRUST BANK
By:	/s/ W. Bradley Hamilton
	Name:	W. Bradley Hamilton
	Title:	Director

Amendment and Restatement Agreement — Signature Page

BANK OF THE WEST
By:	/s/ Dale Paterson
	Name:	Dale Paterson
	Title:	Senior Vice President

Amendment and Restatement Agreement — Signature Page

FIFTH THIRD BANK, an Ohio Banking Corporation
By:	/s/ John A. Marian
	Name:	John A. Marian
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ F. Frank Herrera
	Name:	F. Frank Herrera
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

U. S. BANK NATIONAL ASSOCIATION
By:	/s/ James F. Cooper
	Name:	James F. Cooper
	Title:	Senior Vice President

Amendment and Restatement Agreement — Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ David Bendel
	Name:	David Bendel
	Title:	Vice President

Amendment and Restatement Agreement — Signature Page

JPMORGAN CHASE BANK, N.A.
By:	/s/ Erin O’ Rourke
	Name:	Erin O’ Rourke
	Title:	Managing Director

Amendment and Restatement Agreement — Signature Page

RBS CITIZENS, N.A.
By:	/s/ Cindy Chen
	Name:	Cindy Chen
	Title:	Senior Vice President

Amendment and Restatement Agreement — Signature Page

COMERICA BANK
By:	/s/ Carlos Relavarren
	Name:	Carlos Relavarren
	Title:	Corporate Banking Officer

Amendment and Restatement Agreement — Signature Page

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK
By:	/s/ Eric Tsai
	Name:	Eric Tsai
	Title:	V.P. and General Manager

Amendment and Restatement Agreement — Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Beth C. McGinnis
	Name:	Beth C. McGinnis
	Title:	Senior Vice President

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SCHEDULE 2.01A

EXTENDING LENDERS	EXTENDED COMMITMENT
Bank of America, N.A.	$75,000,000
U.S. Bank, National Association	$71,250,000
Wells Fargo Bank, National Association	$56,250,000
Wachovia Bank, National Association	$56,250,000
Citibank, N.A.	$46,875,000
Comerica Bank	$46,875,000
SunTrust Bank	$46,875,000
Union Bank of California, N.A.	$46,875,000
RBS Citizens, National Association	$37,500,000
Fifth Third Bank	$37,500,000
JPMorgan Chase Bank, N.A.	$33,750,000
Bank of the West	$30,000,000
BMO Capital Markets Financing, Inc.	$30,000,000
KeyBank National Association	$30,000,000
PNC Bank, N.A.	$26,250,000
Chang Hwa Commercial Bank, Ltd., New York Branch	$18,750,000
Compass Bank	$18,750,000
Capital One, N.A.	$15,000,000
First Commercial Bank (Taiwan)	$15,000,000
Bank of Hawaii	$7,500,000
Bank of Texas, N.A.	$7,500,000
Hua Nan Commercial Bank Ltd. New York Agency	$7,500,000
Schedule 2.01A — Extending Lenders

ANNEX 1

Published CUSIP Number:
CREDIT AGREEMENT
Dated as of September 12, 2006
As amended and restated as of March 5, 2010
among
FIDELITY NATIONAL FINANCIAL, INC.,
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent and Swing Line Lender,
U. S. BANK NATIONAL ASSOCIATION,
WACHOVIA BANK, NATIONAL ASSOCIATION,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.
as
Co-Syndication Agents,
BMO CAPITAL MARKETS FINANCING INC.,
BANK OF THE WEST,
CITIBANK, N.A.
COMERICA BANK,
KEYBANK NATIONAL ASSOCIATION,
SUMITOMO MITSUI BANKING CORP., NEW YORK,
SUNTRUST BANK,
UNION BANK OF CALIFORNIA, N.A.,
as
Co-Senior Managing Agents,
and
The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,
WELLS FARGO SECURITIES, LLC,
J.P. MORGAN SECURITIES INC.,
U.S. BANK NATIONAL ASSOCIATION,
as
Joint Lead Arrangers and Joint Book Managers

i

SCHEDULES

2.01	Commitments and Participation Percentages
5.05	Supplement to Interim Financial Statements
5.06	Existing Litigation
5.12	ERISA Matters
5.14	Subsidiaries
7.01	Liens
7.02	Consolidations and Mergers; Sales of Assets
7.04	Debt
7.05	Affiliate Transactions
10.02	Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS

Form of

A	Revolving Loan Notice
B	Swing Line Loan Notice
C	Revolving Loan Note
D	Swing Line Note
E	Compliance Certificate
F	Assignment and Assumption

CREDIT AGREEMENT
     CREDIT AGREEMENT (“Agreement”) dated as of September 12, 2006, as amended and restated as of March 5, 2010, among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation, known as Fidelity National Title Group, Inc. prior to the FNF Restructuring, as defined herein (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender, U. S. BANK NATIONAL ASSOCIATION, WACHOVIA BANK, NATIONAL BANK, WELLS FARGO BANK, NATIONAL ASSOCIATION, and JPMORGAN CHASE BANK, N.A. (collectively, as Co-Syndication Agents), and BMO CAPITAL MARKETS FINANCING INC., BANK OF THE WEST, CITIBANK, N.A., COMERICA BANK, KEYBANK NATIONAL ASSOCIATION, SUMITOMO MITSUI BANKING CORP., NEW YORK, SUNTRUST BANK, and UNION BANK OF CALIFORNIA, N.A. (collectively, as Co-Senior Managing Agents).
     The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 12, 2006 (the “Original Credit Agreement”) and have agreed as of the Restatement Effective Date, subject to the conditions set forth in the Restatement Agreement, to amend and restate the Original Credit Agreement in the form hereof.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than with a Person that is a Subsidiary); provided that the Borrower or one of its Subsidiaries is the surviving entity.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% of the Voting Stock of such Person.
     “Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the BofA Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Agreement” means this Credit Agreement.
     “Annual Statement” means the annual financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 2005 Annual Statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2005 Annual Statement of the insurance company.
     “Applicable Debt” means obligations described in clauses (a) and (f) of the definition of Indebtedness contained herein (other than obligations permitted by Section 7.04(f) and (g)).
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating of the Borrower as set forth below:
     (a) with respect to any Tranche 1 Revolving Loan or with respect to the facility fees referred to in Section 2.08(a) accruing on the Tranche 1 Commitment, as the case may be:

Pricing	Debt Ratings		Eurodollar
Level	S&P/Moody’s	Facility Fee	Rate +	Base Rate +
1	A-/A3 or higher	0.070	0.230	0.000
2	BBB+/Baa1	0.080	0.320	0.000
3	BBB/Baa2	0.090	0.360	0.000
4	BBB-/Baa3	0.125	0.475	0.000
5	BB+/Ba1 or lower	0.175	0.675	0.000
     (b) with respect to any Tranche 2 Revolving Loan or with respect to the facility fees referred to in Section 2.08(a) accruing on the Tranche 2 Commitment, as the case may be:

Pricing	Debt Ratings		Eurodollar
Level	S&P/Moody’s	Facility Fee	Rate +	Base Rate +
1	BBB+/Baa1 or higher	0.150	1.100	0.100
2	BBB/Baa2	0.200	1.300	0.300
3	BBB-/Baa3	0.250	1.500	0.500
4	BB+/Ba1 or lower	0.350	1.900	0.900
     After the Tranche 1 Maturity Date, the Applicable Rate for Eurodollar Rate Loans and Base Rate Loans that are Tranche 2 Revolving Loans for each Pricing Level shall increase by 0.500.
     “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest with respect to Tranche 1 Revolving Loans and Pricing Level 4 being the lowest for Tranche 2 Revolving Loans), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply. If the Borrower has no Debt Rating from either S&P or Moody’s, the Applicable Rate shall be deemed to be in Pricing Level 5 with respect to Tranche 1 Revolving Loans and Pricing Level 4 with respect to Tranche 2 Revolving Loans.
     From and after the Restatement Effective Date the Applicable Rate shall be determined based upon (i) Pricing Level 4 in the case of Tranche 1 Revolving Loans and Tranche 1 Commitments and (ii) Pricing Level 3 in the case of Tranche 2 Revolving Loans and Tranche 2 Commitments. The Applicable Rate immediately following such initial Applicable Rate shall be determined based upon the initial publicly announced Debt Rating of the Borrower after the Restatement Effective Date, effective as of the date of such announcement. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the date of the next such change.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” means, collectively, the BofA Arranger, Wells Fargo Securities, LLC, in its capacity as a joint lead arranger and a joint book manager, J.P. Morgan Securities Inc., in its capacity as a joint lead arranger and a joint book manager, and U.S. Bank National Association, in its capacity as a joint lead arranger and a joint book manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
     “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
     “Attributable Indebtedness” means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
     “Availability Period” means the Tranche 1 Availability Period or the Tranche 2 Availability Period.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, (b) the Prime Rate for such day and (c) the sum of (i) 1.00% plus (ii) the Eurodollar Rate (for an Interest Period of one month, determined in accordance with subsection (b) of the definition of Eurodollar Rate).
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Blocking Lender” has the meaning specified in Section 10.01.
     “BofA Arranger” means Banc of America Securities LLC, in its capacity as a joint lead arranger and a joint book manager.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means (a) a Revolving Borrowing of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect or (b) a Swing Line Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
     “Capital Expenditures” means, for any period, the aggregate of all expenditures by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment, and including capitalized software expenditures, reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries.
     “Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.
     “Capitalized Lease Liabilities” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement constituting a Capital Lease and, for purposes of each Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
     “Capital Stock” means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any warrants or options to purchase or otherwise acquire any such equity interests.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Swing Line Lender and the Lenders, as collateral for the Swing Line Loans, cash or deposit account balances (or other credit support satisfactory to the Administrative Agent and the Swing Line Lender) pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Swing Line Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.
     “Cash Equivalents” means:
     (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;
     (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities or interest reset period of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 (or long-term ratings of at least A3 or A-) from either Rating Agency, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s;
     (c) commercial paper issued by any Lender or any bank holding company owning any Lender;

     (d) commercial paper maturing not more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Rating Agency and commercial paper maturing not more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Rating Agency;
     (e) domestic and Eurodollar certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the FDIC for the full amount thereof;
     (f) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (a), (b) or (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; and
     (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types without regard to maturity of securities described in clauses (a) through (f) above.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Governmental Authority.
     “Change of Control” means, and shall be deemed to have occurred if: (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower; or (b) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than Mr. William P. Foley II or Persons Controlled by him, shall at any time have acquired direct or indirect beneficial ownership of a percentage equal to or more than 50% of the outstanding Voting Stock of the Borrower.
     “Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Revolving Loans or Tranche 2 Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Tranche 1 Commitment or a Tranche 2 Commitment, (c) any Outstanding Amount or Outstandings, refers to whether such Outstanding Amount is a Tranche 1 Outstanding Amount or Tranche 1 Outstandings or Tranche 2 Outstanding Amount or Tranche 2 Outstandings and (d) any Lender, refers to whether such Lender has a Commitment or a Revolving Loan of a particular Class.
     “Closing Date” means October 24, 2006.
     “Code” means the Internal Revenue Code of 1986.
     “Co-Senior Managing Agents” has the meaning specified in the introductory paragraph hereto.

     “Co-Syndication Agents” has the meaning specified in the introductory paragraph hereto.
     “Commitment” means a Tranche 1 Commitment or a Tranche 2 Commitment.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit E.
     “Contingent Obligation” means (without duplication), as to any Person, any direct or indirect liability of that Person, with or without recourse, guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other monetary obligation (the “primary obligations”) of another Person (the “primary obligor”) in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, including indebtedness under any letter of credit issued to provide credit support on behalf of the primary obligor to the holder of the primary obligations. The amount of any Contingent Obligation shall be deemed equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or (y) the amount of the guaranty if limited in amount or, if not stated or if indeterminable or unlimited in amount, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. If the Contingent Obligation is limited to recourse against particular assets, the amount of the Contingent Obligation shall be deemed to be the lesser of the above and the fair market value of the applicable assets. Notwithstanding the foregoing, the term “Contingent Obligation” shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, and (b) obligations of any Insurance Subsidiary under Insurance Contracts, Reinsurance Agreements and Retrocession Agreements (but not including any of the foregoing that constitutes financial reinsurance).
     “Continuing Director” means, at any date, an individual (a) who is a member of the Board of Directors of the Borrower on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Closing Date, has been a member of the Board of Directors at least since the Closing Date), or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” has the meaning specified in the definition of “Affiliate.”

     “Convertible Indebtedness” shall mean unsecured convertible Indebtedness of the Borrower, including such Indebtedness that is convertible (whether after the satisfaction of any one or more conditions or otherwise) into any combination of shares of capital stock and/or cash.
     “Credit Extension” means each of the following: (a) a Revolving Borrowing and (b) a Swing Line Borrowing.
     “Debt Rating” has the meaning set forth in the definition of “Applicable Rate.”
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) with respect to any amount due hereunder other than with respect to any Loan, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, for Base Rate Loans that are Tranche 2 Revolving Loans plus (c) 2% per annum; (b) with respect to a Base Rate Loan, an interest rate equal to the interest rate (including any Applicable Rate for such Class) otherwise applicable to such Loan plus 2% per annum, and (c) with respect to a Eurodollar Rate Loan, an interest rate equal to the interest rate (including any Applicable Rate for such Class) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
     “Defaulting Lender” means any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder including in respect of its Revolving Loans or participations in respect of Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with any such funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent, that it will comply with such funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority.

     “Department” means the applicable Governmental Authority of the state of domicile of an insurance company responsible for the regulation of said insurance company.
     “Designated Subsidiaries” means FNFC, FAMI, Fortuna and their respective Subsidiaries.
     “Disposition” means: (a) the sale, lease, conveyance, issuance or other disposition of property by the Borrower or any Subsidiary, other than sales, conveyances or other dispositions expressly permitted under Section 7.02(a), 7.02(b) or 7.02(c); and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any equity securities issued by any Subsidiary of the Borrower.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Subsidiaries” means all Subsidiaries of the Borrower which are organized and existing under the laws of any state located in the United States.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     “Eligible Bonds” shall mean (a) debt instruments issued by agencies or instrumentalities of the United States government other than the Department of the Treasury and (b) corporate and municipal debt instruments and corporate preferred stock which are (i) rated at least AAA by S&P and Aaa by Moody’s, (ii) regularly traded on a Public Market, and (iii) not subject to any unduly burdensome federal or state securities laws or other laws which restrict or limit their sale or transfer in any material respect.
     “Eligible Government Securities” shall mean obligations which are (a) issued or guaranteed by the United States government (including the Department of the Treasury), (b) regularly traded on a Public Market, and (c) not subject to any unduly burdensome federal or state securities laws or other laws which restrict or limit their sale or transfer in any material respect.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Equity Interests” means, with respect to any Person, all shares, interests (including membership and partnership interests), participations or other equivalent (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date.

     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar Rate” means:
     (a) For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”) as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     (b) For any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time on the date of determination (provided that if such day is not a London Business Day, the next preceding London Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London

Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
     “Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 8.01.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).
     “Existing Credit Agreement” means that certain Credit Agreement dated as of October 17, 2005 among the Borrower (then known as Fidelity National Title Group, Inc.), Bank of America, N.A., as administrative agent, and a syndicate of lenders, as amended.
     “Facility Fee” has the meaning specified in Section 2.08(a).
     “FAMI” means Fidelity Asset Management, Inc., a California corporation.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the letter agreement, dated as of July 20, 2006, among the Borrower, the Administrative Agent and the BofA Arranger.

     “FIS” means Fidelity National Information Services, Inc., a Georgia corporation.
     “Fiscal Quarter” means any quarter of a Fiscal Year.
     “Fiscal Year” means any period of 12 consecutive calendar months ending on December 31.
     “FNF” means, prior to the FNF Restructuring, Fidelity National Financial, Inc., a Delaware corporation.
     “FNF Credit Agreement” means the Credit Agreement dated as of October 17, 2005, by and among FNF, Bank of America, N.A., as administrative agent, and a syndicate of lenders, as amended.
     “FNF Restructuring” means the restructuring involving the transfer by FNF of certain assets of FNF to the Borrower in exchange for Equity Interests of the Borrower, the distribution of Equity Interests of the Borrower to the shareholders of FNF but excluding the merger of FIS and FNF, with FIS as the survivor and the distribution of Equity Interests of FIS to the shareholders of FNF, as disclosed in public filings of the Borrower and FNF.
     “FNFC” means FNF Capital Leasing, Inc., a Delaware corporation.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiaries” means all Subsidiaries of the Borrower which are not organized and existing under the laws of any state of the United States.
     “Fortuna” means Fortuna Service Company, LLC, a California limited liability company.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, that Defaulting Lender’s Participation Percentage of Swing Line Loans other than Swing Line Loans as to which Cash Collateral or other credit support acceptable to the Swing Line Lender has been provided in accordance with Section 2.03 or 2.14.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, regulated pursuant to any Environmental Law.
     “Increase Effective Date” has the meaning specified in Section 2.13.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or incurred in connection with bankers’ acceptances, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses, including reinsurance payables, in the ordinary course of business and (ii) accrued pension costs, employee benefits and postretirement healthcare obligations);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) the principal amount of Capitalized Lease Liabilities and purchase money indebtedness;
     (g) Synthetic Lease Obligations;
     (h) obligations in respect of Redeemable Stock of such Person;
     (i) Receivables Facility Attributed Indebtedness; and

     (j) all Contingent Obligations of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership, joint venture or limited liability company in which such Person is a general partner, a joint venturer or a member and for which such Person has liability. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any Indebtedness which is also a Contingent Obligation shall be determined as provided in the definition of Contingent Obligations. If any Indebtedness is limited to recourse against particular assets, the amount of the Indebtedness shall be deemed to be the lesser of the fair market value of the applicable assets and the corresponding Indebtedness. “Indebtedness” shall not include obligations of any Insurance Subsidiary under or pursuant to Insurance Contracts, Reinsurance Agreement and Retrocession Agreements.
     “Indebtedness For Borrowed Money” means, as to any Person at a particular time, without duplication, all Indebtedness described in clauses (a), (c), (d), (g), and (i) of the definition of “Indebtedness” above (but excluding intercompany accounts payable and purchase money indebtedness), and any Contingent Obligations of such Person in respect of any of the foregoing.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning set forth in Section 10.04(b).
     “Information” has the meaning set forth in Section 10.07.
     “Insurance Code” means, with respect to any insurance company, the insurance code of its state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.
     “Insurance Contract” means any insurance contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.
     “Insurance Subsidiary” means each Subsidiary of the Borrower identified as an Insurance Subsidiary (including Subsidiaries of such Subsidiary) on Schedule 5.14 and each other Subsidiary (including Subsidiaries of such Subsidiary) from time to time in the insurance business as certified by the Borrower in writing to the Administrative Agent.
     “Interest Expense” means, for any period, the amount of interest expense of the Borrower (excluding any of its Subsidiaries) during such period determined in accordance with GAAP.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Tranche 1 Maturity Date or Tranche 2 Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Tranche 1 Maturity Date or Tranche 2 Maturity Date, as applicable.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (or such other period that is twelve months or less requested by the Borrower and consented to by all of the Lenders), as selected by the Borrower in its Revolving Loan Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period (x) for Tranche 1 Revolving Loans shall extend beyond the Tranche 1 Maturity Date and (y) for Tranche 2 Revolving Loans shall extend beyond the Tranche 2 Maturity Date.
     “Interim Statements” means the quarterly financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such interim statements are based on the formats promulgated by the NAIC for 2006 interim statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such terms or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2006 interim statement of the insurance company.
     “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     “IRS” means the United States Internal Revenue Service.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority having the force of Law or, in the case of Section 3.02 and 3.04 only, whether or not having the force of Law.
     “Legal Requirements” means all applicable Laws made by any Governmental Authority (including any Department) having jurisdiction over the Borrower or a Subsidiary of the Borrower.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “License” means any license, certificate of authority, permit, franchise or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.
     “Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, and excluding any interests of a lessor under any operating leases).
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swing Line Loan.
     “Loan Documents” means this Agreement, the Restatement Agreement, each Note, the Fee Letter, and all other documents executed and delivered by the Borrower to the Administrative Agent or any Lender in connection herewith.
     “Master Agreement” has the meaning specified in the definition of “Swap Contract”.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries (including Subsidiaries that were not Subsidiaries of the Borrower prior to the FNF Restructuring but are Subsidiaries of the Borrower thereafter) taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.
     “Material Insurance Subsidiary” means a Material Subsidiary that is also an Insurance Subsidiary.
     “Material Subsidiary” means, at any time, (a) each Subsidiary of the Borrower identified as a Material Subsidiary on Schedule 5.14 and (b) each other Subsidiary having (on a consolidated basis with its Subsidiaries) at such time either (i) total (gross) revenues for the Test Period in excess of 5% of the total (gross) revenues of the Borrower and its Subsidiaries for such Test Period or (ii) total assets, as of the last day of the preceding Fiscal Quarter, having a net book value in excess of 5% of the total assets of the Borrower and its Subsidiaries as of such day, in each case, based upon the Borrower’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01.
     “Maximum Rate” has the meaning set forth in Section 10.09.
     “Minority Lenders” has the meaning specified in Section 10.01.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
     “Net Disposition Proceeds” means, as to any Disposition by a Person, proceeds in cash as and when received by such Person, net of (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) the amount of all taxes paid or reasonably estimated to be payable by such Person in connection therewith, but including the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (d) the amount of any reasonable reserve established in accordance with GAAP (i) in respect of adjustments in the sale price of the asset which is the subject of such Disposition and (ii) against any liabilities (other than any taxes deducted pursuant to clause (b) above) associated with the assets sold or disposed of and retained by the Borrower or any of its Subsidiaries (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

     “Net Income” means, for any period, (a) for the Borrower’s Subsidiaries which are non-Insurance Subsidiaries, the net income of such non-Insurance Subsidiaries from continuing operations before extraordinary items (excluding from the calculation of net income gains and losses from Dispositions of assets) for that period and (b) for purposes of Section 7.09(a), the net income of the Borrower and its Subsidiaries from continuing operations before extraordinary items (excluding from the calculation of net income gains and losses from Dispositions of assets) for that period.
     “Net Worth” means, at any time, the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in the Borrower’s stockholders’ equity (excluding unrealized gains or losses recorded pursuant to FAS 115) as required to be reported in the Borrower’s then most recent consolidated balance sheet required to be delivered to the Administrative Agent pursuant to this Agreement.
     “Non-Recourse Debt” means, with respect to the Borrower or any of its Subsidiaries, Indebtedness of the Borrower or any of its Subsidiaries for which the owner of such Indebtedness has no recourse, directly or indirectly, to the Borrower or any of its Subsidiaries for the principal, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or security interests in respect of specific land or equipment or other real or personal property interests of the Borrower or any of its Subsidiaries, and the proceeds thereof.
     “Notes” means, collectively, the Revolving Loan Notes and the Swing Line Note.
     “Obligations” means all advances to, and debts, liabilities and monetary obligations of, the Borrower to any Lender, the Administrative Agent, any Indemnitee or any Affiliate of any Lender arising under any Loan Document or any Swap Contract related to any Loan Document entered into with any Lender or Affiliate of a Lender so long as, at the time of execution of such Swap Contracts, such Lender is a party to this Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) any payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (i) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred, based on creditworthiness issues, nor (ii) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic”, tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such

Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness and is not so characterized prior to such application or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
     “Original Credit Agreement” has the meaning specified in the recitals hereto.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than Excluded Taxes.
     “Outstanding Amount” or “Outstandings” means, on any date, the aggregate outstanding principal amount of Revolving Loans and Swing Line Loans after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date.
     “Participation Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If (a) the Commitments of any Class have terminated (other than pursuant to Section 8.02) in accordance with the terms hereof, the Participation Percentages shall be determined without giving effect to the Commitments of such Class, and (b) the Commitments of all Classes have terminated (or the Commitments of any Class have terminated pursuant to Section 8.02), the Participation Percentages shall be determined based upon the Commitments (or the Commitments of such Class) most recently in effect, giving effect to any assignments.
     “Participant” has the meaning specified in Section 10.07(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.

     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Accounts Securitization” means, with respect to the Borrower and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition to a Securitization Vehicle of (a) accounts, chattel paper, instruments or general intangibles (each as defined in the UCC) arising in connection with the sale of goods or the rendering of services by such Person, including, without limitation, the related rights to any finance, interest, late payment charges or similar charges (such items, the “Receivables”), (b) such Person’s interest in the inventory or goods the sale of which by such Person gave rise to such Receivable (but only to the extent such inventory or goods consists of returned or repossessed inventory or goods, if any), (c) all other guaranties, letters of credit, insurance and security interests or liens purporting to secure or support payment of such Receivable, (d) all insurance contracts, service contracts, books and records associated with such Receivable, (e) any lockbox, post office box or similar deposit account related solely to the accounts being transferred, (f) cash collections and cash proceeds of such Receivable and (g) any proceeds of the foregoing (all such items referenced in clauses (a) through (g), the “Transferred Assets”) which such sale, transfer, contribution, conveyance or other disposition is funded by the Securitization Vehicle in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such Transferred Assets; provided that the aggregate amount of gross proceeds available to the Borrower or any Subsidiary in connection with all such transactions shall not at any time exceed the greater of (i) $100,000,000 and (ii) 3% of Net Worth and provided further that such sale, transfer, contribution, conveyance or other disposition and any Indebtedness arising from such sale, transfer, contribution, conveyance or other disposition shall be without recourse to the Borrower or any of its Subsidiaries except with respect to (A) reductions in the balance of such Receivable as a result of any defective or rejected goods or set off by the obligor of such Receivable transferred by such Person, or (B) breaches of representations or warranties by such Person in any agreement, document or instrument executed by such Person in connection with such pledge, sale, transfer, contribution, conveyance or disposition.
     “Permitted Acquisition” means, at any time of determination, any Acquisition by the Borrower or any of its Subsidiaries with respect to which each of the following requirements are met:
     (a) such Acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets of the Person be acquired;
     (b) at the time of such Acquisition, no Default or Event of Default (including without limitation under the provisions of Section 7.09) shall have occurred and be continuing or would result therefrom; and

     (c) the business of the Person or assets to be acquired is in the real estate or title insurance business or is in an industry or business to which making a loan would not violate one or more lending policies of any Lender, provided that any such Lender’s policies are uniformly administered and applied by such Lender.
     “Permitted Liens” has the meaning specified in Section 7.01.
     “Permitted Synthetic Lease” means that certain Synthetic Lease dated June 29, 2004 (as amended from time to time), by and among SunTrust Equity Funding, LLC, as Lessor, and FNF and certain other Subsidiaries, as Lessees, which Synthetic Lease shall not evidence Attributable Indebtedness of the Lessees in excess of $75,000,000, including any extensions, renewals, replacements (which may include sale-leasebacks) and refinancings in respect thereof, provided the Attributable Indebtedness of the Lessees as a result thereof does not exceed $75,000,000.
     “Permitted Synthetic Lease Liens” means a first priority Lien on the Borrower’s leasehold interest in the Leased Property (as defined in the Permitted Synthetic Lease) in favor of the Synthetic Lease Lenders and Liens on the Borrower’s leasehold interest in the Leased Property permitted by the Permitted Synthetic Lease.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     “Public Debentures” means (a) those certain 7.30% Notes Due August 15, 2011, made by FNF, dated as of August 20, 2001, in the aggregate principal amount of $250,000,000 issued pursuant to that certain Indenture by and between the Borrower and The Bank of New York dated as of August 20, 2001 (and related agreements and instruments) and (b) those certain 5.25% Notes Due March 15, 2013, made by FNF, dated as of March 11, 2003, in the aggregate principal amount of $250,000,000 issued pursuant to that certain Indenture dated as of December 8, 2005 between the Borrower and The Bank of New York Trust Company, N.A. (and related agreements and instruments), as amended by that certain First Supplemental Indenture dated as of January 6, 2006, the obligations with respect to all such Notes which have been assumed by the Borrower.
     “Public Lender” has the meaning specified in Section 6.02.
     “Public Market” shall mean a nationally recognized United States public exchange or other market reasonably acceptable to the Administrative Agent on which securities, debt instruments and/or mutual funds are regularly traded.
     “Rating Agency” means S&P or Moody’s, collectively, the “Rating Agencies”.
     “Receivables” has the meaning specified in the definition of Permitted Accounts Securitization.
     “Receivables Facility Attributed Indebtedness” means the amount of recourse obligations outstanding under a receivables purchase facility on any date of determination.
     “Redeemable Stock” means any Equity Interests of the Borrower or any of its Subsidiaries which prior to November 8, 2011 is or may be (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.
     “Register” has the meaning set forth in Section 10.06(c).
     “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.
     “Reinsurance Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities of one or more insurance or reinsurance companies.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Revolving Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, and (b) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     “Required Lenders” means, as of any date of determination, at least two Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Responsible Officer” means the chief executive officer, president, executive vice presidents, chief financial officer, treasurer, controller, secretary or assistant secretary of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
     “Restatement Agreement” means the Amendment and Restatement Agreement dated as of March 5, 2010, among the Borrower, the Lenders party thereto, the Swing Line Lender and Bank of America, N.A., as the Administrative Agent.
     “Restatement Effective Date” has the meaning assigned to such term in the Restatement Agreement.
     “Restricted Payments” has the meaning specified in Section 7.06.
     “Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.
     “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Class and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Revolving Loan” means a Tranche 1 Revolving Loan or a Tranche 2 Revolving Loan.
     “Revolving Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C.
     “Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(b), which, if in writing, shall be substantially in the form of Exhibit A.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     “SAP” means, as to any insurance company, the statutory accounting practices prescribed or permitted by the Department, or in the event that the Department fails to prescribe or address such practices, NAIC guidelines.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
     “Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Borrower and are Persons organized for the limited purpose of entering into a Permitted Accounts Securitization and whose structure is designed to insulate such vehicle from the credit risk of the Borrower and its other Subsidiaries.
     “Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 548 of the Bankruptcy Code and for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
     “Subsidiary” of a Person means any Person of which more than 50% of the Voting Stock, or other Equity Interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof; provided, however, for purposes of this Agreement and any other Loan Document, FIS and its Subsidiaries shall not be deemed to be Subsidiaries of the Borrower. Subject to the immediately preceding sentence, unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.
     “Sufficient Liquidity” means cash and Cash Equivalents (including, without limitation, availability under this Agreement), Eligible Bonds and Eligible Government Securities in an aggregate amount equal to or greater than the principal amount of any Convertible Indebtedness that is surrendered for conversion or required to be prepaid, to the extent cash is payable in respect of the applicable conversion or prepayment.

     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.03.
     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.03(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Note” means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit D.
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     “Synthetic Lease Lenders” means those lending institutions that provide financing under the Permitted Synthetic Lease.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Test Period” means, for any determination under this Agreement, (a) for any Person which becomes a Subsidiary pursuant to an Acquisition, (i) during the Fiscal Year of the Borrower during which such Acquisition is consummated, the period beginning on the first day of such Fiscal Year and ending on the last day of the Fiscal Quarter of the Borrower then last ended and (ii) at all times after the end of the Fiscal Year of the Borrower during which such Acquisition is consummated, the four consecutive Fiscal Quarters of the Borrower then last ended and (b) for the Borrower and any other Subsidiary, the four consecutive Fiscal Quarters of the Borrower then last ended.
     “Total Capitalization” means, at any time, the sum of Net Worth and Total Debt.
     “Total Debt” means, at any time, with respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) Applicable Debt at such time, (b) noncontingent reimbursement or payment obligations in respect of the items referred to in clause (b) of the definition of Indebtedness contained in this Agreement at such time, and (c) Contingent Obligations in respect of Applicable Debt of another Person at such time, minus (d) Non-Recourse Debt of the Designated Subsidiaries.
     “Total Debt to Total Capitalization Ratio” means, at any time, the ratio of Total Debt to Total Capitalization at such time.
     “Tranche 1 Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Tranche 1 Maturity Date and the date of termination of the Tranche 1 Commitments.
     “Tranche 1 Commitment” means, as to each Lender, its obligation to (a) make Tranche 1 Revolving Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Tranche 1 Lender” means a Lender with a Tranche 1 Commitment or, if the Tranche 1 Commitments have terminated, a Lender with Tranche 1 Outstandings.

     “Tranche 1 Maturity Date” means the earliest of (a) October 24, 2011 or (b) the date of termination of the Tranche 1 Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.
     “Tranche 1 Outstanding Amount” or “Tranche 1 Outstandings” means, on any date, the aggregate outstanding principal amount of Tranche 1 Revolving Loans and Swing Line Loans after giving effect to any borrowings and prepayments or repayments of Tranche 1 Revolving Loans and Swing Line Loans, as the case may be, occurring on such date.
     “Tranche 1 Participation Percentage” with respect to any Tranche 1 Lender, the percentage of the Tranche 1 Commitments represented by such Lender’s Tranche 1 Commitment. If the Tranche 1 Commitments have terminated, the Tranche 1 Participation Percentages shall be determined based upon the Tranche 1 Commitments most recently in effect, giving effect to any assignments.
     “Tranche 1 Revolving Loan” has the meaning specified in Section 2.01(a).
     “Tranche 2 Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Tranche 2 Maturity Date and the date of termination of the Tranche 2 Commitments.
     “Tranche 2 Commitment” means, as to each Lender, its obligation to (a) make Tranche 2 Revolving Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Tranche 2 Lender” means a Lender with a Tranche 2 Commitment or, if the Tranche 2 Commitments have terminated, a Lender with Tranche 2 Outstandings.
     “Tranche 2 Maturity Date” means the earliest of (a) March 5, 2013, or (b) the date of termination of the Tranche 2 Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.
     “Tranche 2 Outstanding Amount” or “Tranche 2 Outstandings” means, on any date, the aggregate outstanding principal amount of Tranche 2 Revolving Loans and Swing Line Loans after giving effect to any borrowings and prepayments or repayments of Tranche 2 Revolving Loans and Swing Line Loans, as the case may be, occurring on such date.
     “Tranche 2 Participation Percentage” with respect to any Tranche 2 Lender, the percentage of the Tranche 2 Commitments represented by such Lender’s Tranche 2 Commitment. If the Tranche 2 Commitments have terminated, the Tranche 2 Participation Percentages shall be determined based upon the Tranche 2 Commitments most recently in effect, giving effect to any assignments.
     “Tranche 2 Revolving Loan” has the meaning specified in Section 2.01(b).

     “Transferred Assets” has the meaning specified in the definition of Permitted Accounts Securitization.
     “Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances.
     “Wholly-Owned Subsidiary” means any Person in which (other than directors’ qualifying Equity Interests required by Law) 100% of the Voting Stock and 100% of the Equity Interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     (d) For purposes of Section 8.01, a breach of a financial covenant contained in Section 7.09 shall be deemed to have occurred as of any date of determination thereof by the Administrative Agent or as of the last day of any specified measuring period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent and the Lenders.
     (e) For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche 1 Revolving Loan”) or by Type (e.g., a “Eurodollar Rate Loan”) or by Class and Type (e.g., a “Tranche 1 Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche 1 Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Tranche 1 Eurodollar Revolving Borrowing”).
     1.03 Accounting Terms.
     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or SAP, as applicable, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements and the December 31, 2005 Annual Statements, as the case may be, except for changes authorized or required by GAAP and concurred in by the Borrower’s Registered Public Accounting Firm (but subject to clause (b) of this Section 1.03), and except as otherwise specifically prescribed herein.
     (b) If at any time any change in GAAP or SAP or any change in accounting treatment or practices required or authorized by any Governmental Authority, as applicable, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or SAP or required by any Governmental Authority, as applicable (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or SAP or required by any Governmental Authority, as applicable.
     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number) and shall exclude the financial results of any Person which, solely due to FASB Interpretation No. 46, GAAP requires the Borrower to consolidate in its financial statements, but only to the extent that the owners of such Person’s Indebtedness have no recourse, directly or indirectly, to the Borrower or any of its Subsidiaries for the principal, premium, if any, and interest on such Indebtedness.
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Revolving Loans.
     (a) Subject to the terms and conditions set forth herein, each Tranche 1 Lender severally agrees to make loans (each such loan, a “Tranche 1 Revolving Loan”) to the Borrower from time to time, on any Business Day during the Tranche 1 Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Tranche 1 Lender’s Tranche 1 Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Tranche 1 Outstandings of all the Tranche 1 Lenders shall not exceed the aggregate Tranche 1 Commitments and (ii) the aggregate Outstanding Amount of the Tranche 1 Revolving Loans of any Tranche 1 Lender, plus such Tranche 1 Lender’s Tranche 1 Participation Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche 1 Commitment. Within the limits of each Lender’s Tranche 1 Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a).
     (b) Subject to the terms and conditions set forth herein, each Tranche 2 Lender severally agrees to make loans (each such loan, a “Tranche 2 Revolving Loan”) to the Borrower from time to time, on any Business Day during the Tranche 2 Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Tranche 2 Lender’s Tranche 2 Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Tranche 2 Outstandings of all the Tranche 2 Lenders shall not exceed the aggregate Tranche 2 Commitments and (ii) the aggregate Outstanding Amount of the Tranche 2 Revolving Loans of any Tranche 2 Lender, plus such Tranche 2 Lender’s Tranche 2 Participation Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche 2 Commitment. Within the limits of each Lender’s Tranche 2 Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b).

     (c) Notwithstanding the foregoing, so long as any Tranche 1 Commitments shall be in effect, subject to Section 2.02(g) below, the Borrower will not borrow Revolving Loans of either Class unless it shall simultaneously borrow Revolving Loans of the other Class and, in the case of Eurodollar Rate Loans, with the same initial Interest Period, in an aggregate amount such that the Revolving Loan made by each Lender on the occasion of such borrowing shall equal its Participation Percentage of the aggregate amount borrowed; provided, that if at the time of any borrowing, or after giving effect thereto, there shall be no remaining unused amount of the Commitments of one Class and there shall be a remaining unused amount of the Commitments of the other Class, such borrowing, or portion thereof, may utilize up to the entire remaining unused amount of Commitments of such Class without regard to the limitation set forth in this Section 2.01(c).
     (d) Notwithstanding any other provision of this Agreement, (i) any Tranche 1 Lender may, with the consent of the Borrower, convert its Tranche 1 Commitment and Tranche 1 Revolving Loans to a Tranche 2 Commitment and Tranche 2 Revolving Loans, and (ii) one or more financial institutions (which may include any Lender) selected by the Borrower and, in the case of financial institutions that are not Lenders, approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) may establish new Tranche 2 Commitments provided that in connection therewith, there shall be a simultaneous reduction under Section 2.05 of an equivalent amount of the Tranche 1 Commitments (which (A) in the case of the conversion of a Tranche 1 Commitment, shall be effected by the reduction of such Tranche 1 Commitment by the amount of such conversion and (B) in the case of a new Tranche 2 Commitment, shall be effected by a pro rata reduction of the Tranche 1 Commitments then in effect), in each case subject to the Borrower, the Administrative Agent and the Lenders or other financial institutions converting their Commitments or establishing new Tranche 2 Commitments, as the case may be, agreeing upon and implementing appropriate measures to ensure that each Lender’s Loans of each Class will represent the same percentage of its Commitment of such Class as the Loans of the other Lenders of such Class represent of their Commitments of such Class. The Administrative Agent is hereby authorized to require such prepayments, reborrowings and other actions hereunder as shall be agreed upon pursuant to the immediately preceding sentence.
     2.02 Borrowings, Conversions and Continuations of Revolving Loans.
     (a) Each Tranche 1 Revolving Loan shall be made as part of a Borrowing consisting of Tranche 1 Revolving Loans made by the Tranche 1 Lenders ratably in accordance with their respective Tranche 1 Participation Percentages. Each Tranche 2 Revolving Loan shall be made as part of a Borrowing consisting of Tranche 2 Revolving Loans made by the Tranche 2 Lenders ratably in accordance with their respective Tranche 2 Participation Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
     (b) Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business

Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.
Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(b) and (c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class and the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.
If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (c) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the applicable Class of the details thereof and of such Lender’s Loan to be made as part of the requested Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Swing Line Loans, and second, to the Borrower as provided above.

     (d) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
     (e) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (f) After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Revolving Loans.
     (g) Notwithstanding any other provision of this Agreement, (i) so long as any Tranche 1 Loans shall be outstanding, the Borrower shall not convert or continue a Revolving Borrowing of either Class under this Section unless it shall simultaneously and ratably convert in the same manner the corresponding Revolving Borrowing of the other Class and (ii) the Borrower shall not be entitled to request, or to elect to convert or continue, (x) any Tranche 1 Borrowing if the Interest Period requested with respect thereto would end after the Tranche 1 Maturity Date and (y) any Tranche 2 Borrowing if the Interest Period requested with respect thereto would end after the Tranche 2 Maturity Date.
     2.03 Swing Line Loans.
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03 but in its sole discretion and without any obligation, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Tranche 2 Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Participation Percentage of the Outstanding Amount of Revolving Loans of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Tranche 1 Outstandings of all the Tranche 1 Lenders shall not exceed the aggregate Tranche 1 Commitments, (ii) the Tranche 2 Outstandings of all the Tranche 2 Lenders shall not exceed the aggregate Tranche 2 Commitments, (iii) the aggregate Outstanding Amount of the Tranche 1 Revolving Loans of any Tranche 1 Lender, plus such Tranche 1 Lender’s Tranche 1 Participation Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche 1 Commitment and (iv) the aggregate Outstanding Amount of the Tranche 2 Revolving Loans of any Tranche 2 Lender, plus such Tranche 2 Lender’s Tranche 2 Participation Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Tranche 2 Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.04, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby, subject to the condition set forth in Section 2.03(a)(ii) above, irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Participation Percentage times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 or a whole multiple of $100,000 in excess thereof), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Participation Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Participation Percentage of the amount specified in such Revolving Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the

Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.03(c)(i) because the conditions to borrowing in Section 4.02 have not been satisfied, the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, including whether or not the conditions set forth in Section 4.02 shall have been satisfied. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Participation Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Participation Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.03 to refinance such Lender’s Participation Percentage of any Swing Line Loan, interest in respect of such Participation Percentage shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.04 Prepayments.
     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding and (iv) so long as any Tranche 1 Loans are outstanding, the Borrower shall not prepay Revolving Loans of either Class under this paragraph unless it shall simultaneously and ratably prepay the corresponding Revolving Loans of the other Class. Each such notice shall specify the date and amount of such prepayment and the Class and Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Participation Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Participation Percentages.
     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (c) If for any reason the Tranche 1 Outstandings at any time exceed the Tranche 1 Commitments then in effect, the Borrower shall immediately prepay Tranche 1 Revolving Loans in an aggregate amount equal to such excess. If for any reason the Tranche 2 Outstandings at any time exceed the Tranche 2 Commitments then in effect, the Borrower shall immediately prepay Tranche 2 Revolving Loans in an aggregate amount equal to such excess.
     2.05 Termination or Reduction of Commitments.
     (a) Unless previously terminated, (A) the Tranche 1 Commitments shall terminate on the Tranche 1 Maturity Date and (B) the Tranche 2 Commitments shall terminate on the Tranche 2 Maturity Date.
     (b) The Borrower may, upon notice to the Administrative Agent, terminate the Commitments, or from time to time reduce the Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Commitments of any Class if, after giving effect thereto and to any concurrent prepayments hereunder, (A) the Outstandings of such Class would exceed the total Commitments of such Class or (B) the Outstandings of all Classes would exceed the Aggregate Commitments, (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess, (v) until the Tranche 1 Commitments shall terminate, (x) the Borrower shall not terminate or reduce the Tranche 2 Commitments unless the Borrower shall concurrently therewith terminate or reduce, at least ratably, the Tranche 1 Commitments and (y) except as provided for in Section 2.01(d), the Borrower shall not, until October 24, 2011, terminate or reduce the Tranche 1 Commitments unless the Borrower shall concurrently therewith terminate or reduce, ratably, the Tranche 2 Commitments and (vi) after any reduction in the Tranche 2 Commitments, the Tranche 2 Commitments can only be increased pursuant to Section 2.13. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Commitments of any Class. Any reduction of the Commitments of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class. All Facility Fees accrued until the closing date of any termination of any Class of Commitments shall be paid on the closing date of such termination.
On the Restatement Effective Date, the Commitments of all Lenders under the Original Credit Agreement will be reduced pro rata as provided in the Restatement Agreement.

     2.06 Repayment of Loans.
     (a) The Borrower shall repay to the (i) Tranche 1 Lenders on the Tranche 1 Maturity Date the aggregate principal amount of Tranche 1 Revolving Loans outstanding on such date and (ii) Tranche 2 Lenders on the Tranche 2 Maturity Date the aggregate principal amount of Tranche 2 Revolving Loans outstanding on such date.
     (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date 10 days after such Loan is made and (ii) the Tranche 2 Maturity Date.
     2.07 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Class; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, if any, for such Class; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Tranche 2 Revolving Loans.
     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.08 Fees.
     (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender, a facility fee (“Facility Fee”) equal to the Applicable Rate times the actual daily amount of the Commitment of any Class of such Lender (or, if the Commitments of such Class have terminated, on the Outstanding Amount of all Loans of such Class), regardless of usage. The Facility Fee shall accrue at all times during the period from and including the Closing Date to but excluding the date on which the Commitments of such Class terminate (and thereafter so long as any Loans of such Class remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day after the Closing Date, and on the date each Class of the Commitments terminates (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
     (b) Other Fees. The Borrower shall pay to the BofA Arranger, the Administrative Agent and each Lender for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.09 Computation of Interest and Fees. All computations of the Facility Fee and interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.
     2.10 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note and/or a Swing Line Note, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Class, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.11 Payments Generally.
     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Participation Percentage of each payment in respect of any principal of any Loan and its Tranche 1 Participation Percentage or its Tranche 2 Participation Percentage, as the case may be, of each payment in respect of any interest and fees (or other applicable share as provided herein) in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the provisions of the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the

Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Swing Line Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.
     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.12 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     2.13 Increase in Commitments.
     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may on or after the Restatement Effective Date from time to time, request an increase in the Tranche 2 Commitments by an amount (for all such requests) not exceeding $275,000,000 (with Aggregate Commitments not exceeding $1,100,000,000); provided that any such request for an increase shall be in a minimum amount of $10,000,000, and in whole multiples of $5,000,000 in excess thereof. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders).
     (b) Lender Elections to Increase. Each Tranche 2 Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Tranche 2 Commitment and, if so, whether by an amount equal to, greater than, or less than its Tranche 2 Participation Percentage of such requested increase. Any Tranche 2 Lender not responding within such time period shall be deemed to have declined to increase its Tranche 2 Commitment.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Tranche 2 Lender of the Tranche 2 Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Tranche 2 Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) Effective Date and Allocations. If the Tranche 2 Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The

Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Tranche 2 Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Tranche 2 Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Tranche 2 Revolving Loans ratable with any revised Tranche 2 Participation Percentages arising from any nonratable increase in the Tranche 2 Commitments under this Section.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.04, 2.12 or 10.01 to the contrary.
     2.14 Cash Collateral and Other Credit Support.
     (a) Certain Credit Support Events. If at any time there is a Defaulting Lender and Swing Line Lender has any amount of Fronting Exposure, the relevant Defaulting Lender shall (and if the Defaulting Lender shall so default, the Borrower shall), promptly upon demand by the Administrative Agent, deliver to the Administrative Agent additional Cash Collateral in an amount sufficient to reduce Fronting Exposure to zero.
     (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) provided by (i) the relevant Defaulting Lender shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America and (ii) the Borrower shall be maintained in blocked, interest bearing deposit accounts at Bank of America which interest shall accrue for the account of the Borrower. The Borrower, and to the extent provided by any Lender, such Lender hereby grants to and subject to the control of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders (including the Swing Line Lender), a security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing.
     (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03 in respect of Swing Line Loans shall secure and be held and applied to the satisfaction of the specific Swing Line Loans or obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral or other credit support was so provided, prior to any other application of such property as may be provided for herein.
     (d) Release. Cash Collateral provided pursuant to Section 2.03 or Section 2.14(a) shall be released to the extent Cash Collateral provided pursuant to such provisions exceeds the aggregate amount of Commitments of all Defaulting Lenders; provided that Cash Collateral provided by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after demand therefor accompanied by the certificate described below in this clause (c), for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate, showing the calculation of the amount owed in reasonable detail, as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
     (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this

Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement);
     (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
     (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, within 30 days after receipt of a request of such Lender accompanied by the certificate described in clause (c) below, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, provided that no Lender shall make a demand for payment hereunder unless such Lender is also making demand for payment on similarly situated borrowers.
     (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered, provided that no Lender shall make a demand for payment hereunder unless such Lender is also making demand for payment on similarly situated borrowers.
     (c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section shall be delivered to the Borrower contemporaneously with any demand for payment and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.
     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the amount payable to such Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, but excluding any payment or prepayment as a result of a Lender’s failure to make a payment pursuant to Section 2.11(b)(i));
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss, cost or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     3.06 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Sections 3.02 or 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.
     3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals, electronic copies or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated on or about the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
     (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as of or about the Closing Date as the Administrative Agent may require evidencing the identity, authority and capacity of each such Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower as of or about the Closing Date is validly existing and in good standing in its state of incorporation or organization and/or domicile;
     (v) a favorable opinion of Foley & Lardner LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to matters concerning the Borrower and the Loan Documents (including enforceability of the Loan Documents under New York law) as the Required Lenders may reasonably request;
     (vi) a certificate of a Responsible Officer of the Borrower as of or about the Closing Date either (A) confirming that all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower have been obtained, or (B) stating that no such consents, licenses or approvals are so required;
     (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (viii) completion of all aspects of the FNF Restructuring in the manner disclosed in the public announcements regarding the FNF Restructuring;
     (ix) evidence that the FNF Credit Agreement has been or concurrently with the Closing Date is being terminated and that the obligations under the FNF Credit Agreement have been or concurrently with the Closing Date are being satisfied;
     (x) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and that obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being satisfied; and
     (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Swing Line Lender or the Required Lenders reasonably may require.
     (b) Any fees (including upfront fees to the Lenders) required to be paid on or before the Closing Date shall have been paid, and the Fee Letter shall be in full force and effect.

     (c) The Closing Date shall have occurred on or before November 15, 2006.
     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrower contained in Article V (excluding Sections 5.05(d) and 5.06 with respect to each Credit Extension other than the initial Credit Extension) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a), the first sentence of (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) through (f), respectively, of Section 6.01.
     (b) No Default shall exist, or would result from such proposed Credit Extension.
     (c) The Administrative Agent and, if applicable, the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Existence, Qualification and Power; Compliance with Laws. The Borrower and each of its Material Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect of clause (c), to the extent such violation could not reasonably be expected to have a Material Adverse Effect.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, other than (a) such that have been obtained and are in full force and effect, (b) those the failure of which could not reasonably be expected to have a Material Adverse Effect and (c) with respect to execution, SEC filings.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower that is a party thereto, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and general equitable principles.
     5.05 Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities required to be shown by GAAP, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments, Indebtedness and Contingent Obligations.
     (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2006, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-

end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries not reflected on the June 30, 2005 financial statements referred to above, incurred after the date of such financial statements but prior to the Closing Date, including liabilities for material commitments, Indebtedness and Contingent Obligations.
     (c) The December 31, 2005 Annual Statement of each Insurance Subsidiary and the June 30, 2006 Interim Statements of each Insurance Subsidiary (i) were prepared in accordance with SAP consistently applied through the periods covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of each Insurance Subsidiary as of the date thereof and their results of operations for the period covered thereby, subject, in the case of such Interim Statements for clauses (i) and (ii), to the absence of footnotes and normal year-end adjustments; and (iii) show all material indebtedness and other liabilities required to be shown by SAP, direct or contingent, of each Insurance Subsidiary as of the date of such financial statements, including liabilities for taxes, material commitments, Indebtedness and Contingent Obligations.
     (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     (e) Neither the Borrower nor any of its Subsidiaries has any Off-Balance Sheet Liabilities except those permitted pursuant to
Section 7.04(o).
     5.06 Litigation. Except (a) for liabilities of Insurance Subsidiaries under Insurance Contracts, Reinsurance Agreement and Retrocession Agreements and (b) as set forth in Schedule 5.06, there are no actions, suits or proceedings pending or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues that (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (ii) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and indefeasible title to, or valid leasehold interests in, their respective real properties, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.09 Environmental Compliance. The Borrower and its Subsidiaries have complied with all Environmental Laws, except for any Environmental Laws the non-compliance therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Insurance. The Borrower and its Subsidiaries maintain insurance in full force and effect with respect to its properties and business in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.
     5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid or made provision for payment of all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are (a) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or SAP, as applicable, or (b) immaterial. There is no proposed tax assessment against the Borrower or any Subsidiary that would be reasonably likely to have a Material Adverse Effect.
     5.12 ERISA Compliance. Except as specifically disclosed on Schedule 5.12:
     (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required material contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the

Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     5.13 Intellectual Property, Licenses, etc. The Borrower and each of its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are used by the Borrower or such Subsidiary in connection with the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.
     5.14 Subsidiaries. The Borrower has no Subsidiaries other than those specifically disclosed on Schedule 5.14 and, after the Closing Date, those permitted in accordance with Section 7.03, and there are no restrictions on the Borrower or any of its Material Subsidiaries which prohibit or otherwise restrict (i) the ability of the Borrower or any of its Material Subsidiaries to grant any Liens on any of their respective assets, other than (A) with respect to assets subject to Capital Leases or purchase money security interests and those which are licensed or sublicensed to Borrower or any of its Material Subsidiaries and (B) restrictions under contracts to which Subsidiaries are party which became Subsidiaries pursuant to an Acquisition, which contracts and restrictions were in effect prior to such Acquisition or (ii) the transfer of cash or other assets from any Material Subsidiary to the Borrower, other than prohibitions or restrictions existing under or by reason of any Loan Document, the Public Debentures (but only to the extent such Public Debentures require that the holders thereof be granted a pari-passu Lien if a Lien is granted to another Person), Legal Requirements, customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, Department policies and practices that restrict the ability of Insurance Subsidiaries to grant Liens on, pledge or transfer assets and restrictions that may arise as a result of financial covenants in other agreements evidencing Indebtedness permitted under Section 7.04.
     5.15 Margin Regulations; Investment Company Act. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Credit Extensions hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors. Neither the Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.16 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other factual information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading on the date when made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.17 Compliance with Laws. The Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.18 Solvent. The Borrower is, and the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.
     5.19 Licenses. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation which is reasonably likely to result in a suspension or revocation. To the knowledge of the Responsible Officers of the Borrower, there is no sustainable basis for such suspension or revocation of any License, the loss of which could reasonably be expected to have a Material Adverse Effect.
     5.20 Employee Matters. There are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workers’ compensation proceedings or other material labor/employee related controversies pending or, to the knowledge of the Responsible Officers of the Borrower, threatened between the Borrower or any of its Subsidiaries and any of their respective employees, other than employee grievances and other proceedings which could not in the aggregate reasonably be expected to have a Material Adverse Effect.
     5.21 Insurance Subsidiaries. All of the Annual Statements and Interim Statements, together with any other financial or similar statements of the Material Insurance Subsidiaries provided to the Administrative Agent, are prepared in accordance with SAP and present fairly in accordance with SAP the financial position of such Material Insurance Subsidiary for the period then ended.
     5.22 Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower agrees with the Administrative Agent and the Lenders that:

     6.01 Financial Statements. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:
     (a) as soon as available, but not later than 105 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
     (b) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (except for the absence of footnotes and subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries as of the date thereof;
     (c) as soon as available, but not later than 105 days after the end of each Fiscal Year, a copy of the Annual Statement of each Material Insurance Subsidiary for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or treasurer of such Material Insurance Subsidiary that such Annual Statement presents fairly in accordance with SAP the financial position of such Material Insurance Subsidiary for the period then ended;
     (d) as soon as possible, but no later than 60 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the quarterly Interim Statement of each Material Insurance Subsidiary for each such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer or treasurer of such Insurance Subsidiary that all such quarterly statements present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended; and
     (e) within 105 days after the close of each Fiscal Year, a copy of each Material Insurance Subsidiary’s “Statement of Actuarial Opinion” which is provided to the Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of such Material Insurance Subsidiary, which opinion shall be in the format prescribed by the Insurance Code.
     6.02 Certificates; Other Information. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:

     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;
     (b) promptly, copies of all financial statements and material reports that the Borrower or any of its Material Subsidiaries sends or may make to, or file with, any applicable Department;
     (c) the following certificates and other information:
     (i) promptly upon request by any Lender, (A) a copy of any final financial examination reports or market conduct examination reports issued by a Governmental Authority with respect to any Material Subsidiary of the Borrower (and the Borrower, should it at any time engage or become involved in the business of insurance), relating to the insurance business of each Material Subsidiary or, if applicable, the Borrower (when, and if, prepared) and (B) a copy of any interim report; provided that such Subsidiary or, if applicable, the Borrower shall not have to deliver any interim report requested by a Lender hereunder if a final report is issued and delivered to the Administrative Agent within 90 days of such interim report;
     (ii) promptly after the receipt by a Responsible Officer of the Borrower of such notice, notice of the actual suspension, termination or revocation of any material license of the Borrower or any of its Material Subsidiaries by any Governmental Authority or notice from any Governmental Authority notifying the Borrower or any of its Material Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Borrower or any of its Material Subsidiaries to take, or refrain from taking, any action or which otherwise could reasonably be expected to have a Material Adverse Effect;
     (iii) promptly after the receipt by a Responsible Officer of the Borrower of such notice, notice of any material pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business practices or operations of the Borrower or any of its Material Subsidiaries which is reasonably likely to have a Material Adverse Effect; and
     (iv) promptly upon the receipt by a Responsible Officer of the Borrower of such notice, notice of any actual material changes in the Insurance Code governing the investment or dividend practices of insurance companies domiciled in any of the states in which any Insurance Subsidiary is domiciled;
     (d) promptly upon (i) the acquisition by the Borrower or any of its Subsidiaries of any Person which engages in any material respect in an insurance business or (ii) any Subsidiary of the Borrower or any of its Subsidiaries becoming engaged in any material respect in an insurance business, a certificate of a Responsible Officer stating that such Person or Subsidiary shall be deemed to be an “Insurance Subsidiary” for all purposes of each Loan Document;
     (e) promptly after a Responsible Officer of the Borrower receives such notice, notice from the Borrower’s Registered Public Accounting Firm of the occurrence of any Internal

Control Event which could reasonably be expected to have a Material Adverse Effect, unless notice of such Internal Control Event is otherwise made public through a press release;
     (f) promptly, but in any event within ten Business Days after the effective date thereof, notice of any change in a Debt Rating by Moody’s or S&P;
     (g) promptly after the effective date thereof, notice of any change in the “financial strength” rating of any Material Insurance Subsidiary by Moody’s or S&P;
     (h) promptly after the same are available, copies of each (i) annual report, proxy or financial statement or, at the Administrative Agent’s request, copies of each other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports (including Forms 10K, 10Q and 8K) and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) without duplication, copies of any certifications or affidavits required by the SEC in connection with the filing of Forms 10K, 10Q and 8K;
     (i) promptly after receipt thereof by the Borrower or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Material Subsidiary thereof; and
     (j) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) through (d) or Section 6.02(h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak Online or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”), it being understood that the Administrative Agent and the Arrangers are utilizing SyndTrak Online with the expressed understanding that neither the Administrative Agent nor the Arrangers shall be liable for any release of confidential information to unauthorized parties as a result of the operation or administration of SyndTrak Online and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor” and shall not post such Borrower Materials on the Platform for Public Investors.
     6.03 Notices. The Borrower shall promptly notify the Administrative Agent after a Responsible Officer of the Borrower obtains knowledge of:
     (a) (i) the occurrence of any event that constitutes a Default or Event of Default, or (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;
     (b) the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate to the extent that such event or events could reasonably result in a liability of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $25,000,000, and deliver to the Administrative Agent a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:
     (i) an ERISA Event;
     (ii) a material increase in the contributions to, or the Unfunded Pension Liability of, any Pension Plan since the last annual valuation date;

     (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or
     (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;
     (c) of any change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Material Subsidiaries that affect the calculation of the financial covenants set forth in Section 7.09;
     (d) of the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect; or
     (e) of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) take all reasonable action to preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) in the case of the Borrower, engage in no business (other than as conducted on the Closing Date) except to hold Equity Interests of its Subsidiaries.
     6.05 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except in connection with transactions permitted by Section 7.02 except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Insurance. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
     6.07 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws, orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.08 Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain proper books of record and account, in which full, true and correct entries sufficient to prepare financial statements in conformity with GAAP or SAP, as applicable, consistently applied, shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
     6.09 Inspection Rights. The Borrower shall, and shall cause each of its Material Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of their respective properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired (provided that, so long as no Default or Event of Default exists, the Borrower shall only be liable for the expenses of the Administrative Agent, and only in connection with one such inspection by the Administrative Agent during each calendar year), upon reasonable advance notice to the Borrower; provided, however, that when a Default or an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     6.10 Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions to refinance all indebtedness under the Existing Credit Agreement, the FNF Credit Agreement, and for general corporate purposes, including Permitted Acquisitions and Capital Expenditures, not in contravention of any Law or of any Loan Document.
     6.11 Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a Lien upon any of its material properties; provided that neither the Borrower nor any of its Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP or SAP, as appropriate.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
     7.01 Liens. The Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
     (a) any Lien created under any Loan Document;
     (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.11;
     (c) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate actions;
     (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, reinsurance agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);
     (e) Liens identified on Schedule 7.01;
     (f) Liens consisting of pledges or deposits of cash or securities made by any Insurance Subsidiary as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy the requirements of, any Department;
     (g) Liens consisting of judgment or judicial attachment Liens (other than arising as a result of claims under or related to Insurance Contracts, Retrocession Agreements or Reinsurance Agreements); provided that the enforcement of such Liens is effectively stayed or fully covered by insurance and all such Liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed 5% of Net Worth;

     (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower;
     (i) Liens securing obligations in respect of purchase money Indebtedness and Capital Leases permitted pursuant to Section 7.04(d) on assets (and proceeds thereof) subject to such leases; provided that (A) any such Lien on purchase money Indebtedness or in respect of Capital Leases covers only the asset (and proceeds thereof) subject to the Capital Lease or being acquired with the proceeds of such purchase money Indebtedness and (B) such purchase money Indebtedness and Capital Leases are otherwise permitted hereunder;
     (j) Liens securing obligations permitted under Sections 7.04(f) and (g), to the extent such Liens are identified and permitted under such Section;
     (k) Liens arising as a result of claims under or related to Insurance Contracts, Reinsurance Agreements or Retrocession Agreements in the ordinary course of business, or securing Indebtedness of Insurance Subsidiaries incurred or assumed in connection with the settlement of claim losses in the ordinary course of business of such Insurance Subsidiaries;
     (l) Liens securing obligations permitted under Section 7.04(h).
     (m) Liens on assets of a Subsidiary securing obligations owed to the Borrower or a Subsidiary and permitted under Section 7.04(m);
     (n) Liens on assets of Designated Subsidiaries securing obligations permitted under Section 7.04(n);
     (o) so long as no Default or Event of Default has occurred and is continuing at the time such Lien is granted, other Liens on assets of the Borrower and its Subsidiaries securing obligations of the Borrower and its Subsidiaries in an aggregate amount not exceeding at any one time outstanding 10% of Net Worth;
     (p) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not interfere in any material respect with the business of the Borrower and its Subsidiaries;
     (q) Liens incurred in connection with a Permitted Accounts Securitization and which Liens attach solely to the Transferred Assets in connection with the incurrence of Indebtedness arising in connection with such Permitted Accounts Securitization;
     (r) Liens incurred in connection with the Permitted Synthetic Lease which are Permitted Synthetic Lease Liens;
     (s) any extension, refinancing (but not increase), renewal or replacement of the foregoing; provided that the Liens permitted hereby shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property); and

     (t) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) on commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law or contract encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry.
     7.02 Consolidations and Mergers; Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any part of its assets (including receivables, but excluding Equity Interests, and in all cases whether now owned or hereafter acquired) to or in favor of any Person, except:
     (a) (i) any Subsidiary may merge with the Borrower; provided that the Borrower shall be the continuing or surviving Person, or with any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Subsidiary that is a Wholly-Owned Subsidiary, the Subsidiary that is a Wholly-Owned Subsidiary shall be the continuing or surviving Person and (ii) the Borrower or any Subsidiary may merge with any other Person; provided that such merger is consummated as part of a Permitted Acquisition and the Borrower or the applicable Subsidiary shall be the continuing or surviving Person;
     (b) any Subsidiary may sell all or any part of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary that is a Wholly-Owned Subsidiary;
     (c) the Borrower or any Subsidiary may sell, lease, convey or otherwise dispose of assets (i) if such sale, lease, conveyance or other disposition is (A) of portfolio Investments in the ordinary course of its business at fair market value, (B) of obsolete, worn-out or surplus property and property no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries, (C) a sale of property to the extent such property is exchanged for credit against the purchase price of similar replacement property or the Net Disposition Proceeds thereof are applied to the purchase of such replacement property within 90 days of such sale; (D) ordinary course dispositions of inventory, (E) ordinary course dispositions of real estate and related properties in connection with relocation activities for employees of the Borrower and its Subsidiaries; (F) dispositions of tangible property as part of a like kind exchange under Section 1031 of the Code in the ordinary course of business; (G) dispositions of real estate and related properties as part of the resolution or settlement of claims under an Insurance Contract in the ordinary course of business; (H) a voluntary termination of a Swap Contract; (I) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; (J) dispositions in the ordinary course of business of accounts receivable in connection with the collection thereof, or (K) a Permitted Accounts Securitization and (ii) not otherwise permitted to be sold, leased, conveyed or disposed of in clause (i) immediately preceding, provided that (A) no Default or Event of Default shall have occurred or be continuing or would occur after giving effect thereto, (B) all such dispositions shall be for fair market value, and (C) the aggregate value of all assets disposed of pursuant to this clause (ii) by the Borrower and its Subsidiaries during the term of this Agreement shall not exceed 25% of Net Worth; and
     (d) as set forth on Schedule 7.02.

     7.03 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investments, except for:
     (a) Investments constituting Permitted Acquisitions; and
     (b) so long as (i) no Default or Event of Default has occurred and is continuing on the date of such Investment or would result therefrom and (ii) such Investment complies with all Legal Requirements, other Investments (excluding Acquisitions).
     7.04 Limitation on Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
     (a) Indebtedness incurred pursuant to this Agreement;
     (b) Indebtedness consisting of Contingent Obligations in respect of obligations of other Persons (excluding for purposes of this Section 7.04(b) only, Contingent Obligations of the Borrower in respect of airplane leases of its Subsidiaries not to exceed $50,000,000 in aggregate amount) in an aggregate amount not to exceed at any one time outstanding 3% of Net Worth;
     (c) Indebtedness identified on Schedule 7.04;
     (d) Indebtedness incurred in the ordinary course of business in connection with (i) Capital Leases which are non-recourse to the Borrower or its Subsidiaries and (ii) purchase money Indebtedness and other Capital Leases in an aggregate amount not to exceed at any one time outstanding 3% of Net Worth;
     (e) Obligations under Swap Contracts entered into for hedging purposes;
     (f) Indebtedness of the Borrower and its Subsidiaries having a maturity of 92 days or less representing borrowings from a bank or banks with which the Borrower or such Subsidiary has a depository relationship, which borrowings shall be fully secured by Cash Equivalents purchased by the Borrower or such Subsidiary with the proceeds of such borrowings;
     (g) Obligations incurred in the ordinary course of business in connection with relocation service transactions and secured by properties which are the subject to such transactions;
     (h) Indebtedness incurred by the Borrower or a Subsidiary to fund a Permitted Acquisition and Indebtedness of a Person that becomes a Subsidiary after the Closing Date pursuant to a Permitted Acquisition, which Indebtedness existed prior to such Acquisition and was not created in contemplation thereof;
     (i) Indebtedness under the Public Debentures;
     (j) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof or after giving effect thereto, unsecured Indebtedness of the Borrower; provided that such Indebtedness (i) shall have a stated maturity of no earlier than March 19,

2013, (ii) shall not have any scheduled principal payments or provide for any mandatory prepayments or redemptions or repurchases not otherwise provided to the Lenders hereunder prior to March 19, 2013 (other than (A) by way of acceleration after default or (B) in respect of, or upon, the conversion or mandatory prepayment of Convertible Indebtedness); and (iii) has covenants, defaults and other terms and conditions (other than interest rates and change of control or “fundamental change” provisions) no more restrictive (when taken as a whole) than those contained in this Agreement; provided further that the net cash proceeds from any such Indebtedness shall be used to prepay Revolving Loans, if any, that are outstanding at the time the Borrower receives such net cash proceeds (without a mandatory corresponding reduction in the Aggregate Commitments) (it being understood that (I) nothing in this proviso prohibits the Borrower from making any Borrowing subsequent to or substantially simultaneous with such prepayment if otherwise permitted by, and in accordance with, the terms of this Agreement and (II) “mandatory prepayment” with respect to Convertible Indebtedness includes, and the “stated maturity” of Convertible Indebtedness does not include, the repurchase of Convertible Indebtedness by the Borrower at the option of the creditor of such Convertible Indebtedness (whether upon the occurrence of specified events or conditions, on specified dates or otherwise);
     (k) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, other unsecured Indebtedness of the Subsidiaries;
     (l) obligations consisting of guarantees of any Subsidiary of Indebtedness of insurance agents of an Insurance Subsidiary in an aggregate amount not to exceed at any one time outstanding 3% of Net Worth;
     (m) Indebtedness of the Borrower owing to any Subsidiary, provided that the payment of such Indebtedness is subordinate to the payment of the Obligations in a manner satisfactory to the Administrative Agent;
     (n) Non-Recourse Debt of the Designated Subsidiaries;
     (o) Synthetic Lease Obligations under the Permitted Synthetic Lease and, so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, other Synthetic Lease Obligations, provided the aggregate Attributable Indebtedness in respect of all of the foregoing shall not exceed at any one time outstanding 3% of Net Worth;
     (p) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, Indebtedness arising in connection with a Permitted Accounts Securitization; and
     (q) any extensions, renewals or refinancings (but not increases) of the foregoing.
     7.05 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; provided that the foregoing restrictions shall not apply to (a) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries, (b) transactions permitted by Section 7.06 and (c) the performance of any of the agreements identified on Schedule 7.05.
     7.06 Restricted Payments. The Borrower shall not, and shall not allow any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Equity Interests, or purchase, redeem or otherwise acquire for value any shares of any class of its Equity Interests or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness described in Section 7.04(i) or Section 7.04(j) (collectively, “Restricted Payments”), except that (a) any Subsidiary may pay dividends and tax sharing payments to the corporations which own its Equity Interest; (b) the Borrower may, so long as immediately preceding and after giving effect to any such repurchase, retirement, acquisition or purchase no Event of Default or Default shall have occurred, repurchase, retire or otherwise acquire Equity Interests of the Borrower or purchase any warrants, rights or options to acquire such Equity Interests; (c) the Borrower may, so long as immediately preceding and after giving effect to any such payment no Event of Default or Default shall have occurred, pay cash dividends to its shareholders; (d) the Borrower may, so long as immediately preceding and after giving effect thereto no Event of Default or Default shall have occurred, prepay, defease, purchase, redeem or retire any Indebtedness described in Sections 7.04(i) and 7.04(j); provided, that in any event the Borrower may repay, prior to March 19, 2013, any principal amount upon the conversion or mandatory prepayment of any Convertible Indebtedness as long as such repayment complies with the immediately following sentence; and (e) the Borrower may make payments of interest on any Convertible Indebtedness. The repayment, prior to March 19, 2013, of any principal amount upon the conversion or mandatory prepayment of any Convertible Indebtedness may be made (A) pursuant to provisions that comply with Section 7.04(j)(ii), (B) if such payment is made solely in additional debt securities (on terms reasonably acceptable to the Administrative Agent) or equity securities or (C) if such payment is made in cash, so long as immediately preceding and after giving effect to such payment no Event of Default or Default shall have occurred and (x) the Borrower has Sufficient Liquidity and (y) after giving effect to any such payment, the Borrower is in pro forma compliance with each financial covenant set forth in Section 7.09. Issuances by a Person of stock options, restricted stock or other stock-based compensation to officers, directors and employees of such Person shall not constitute Restricted Payments.
     7.07 Change in Business. Other than in connection with a Permitted Acquisition, the Borrower shall not, and shall not permit any of its Material Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof and businesses directly related thereto and reasonable extensions thereof.
     7.08 Accounting Changes. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, make any change in accounting treatment or reporting practices that affects the calculation of the financial covenants set forth in Section 7.09, except as required by GAAP or SAP, or change the fiscal year of the Borrower or of any Subsidiary.

     7.09 Financial Covenants.
     (a) Net Worth. The Borrower shall not permit its Net Worth as of the end of any Fiscal Quarter to be less than the sum of (i) $2,163,668,000, plus (ii) 50% of Net Income (in excess of zero) for the period from the beginning of the first Fiscal Quarter following June 30, 2006 to the last day of the Fiscal Quarter for which such determination is made, plus (iii) 50% of cumulative cash equity contributions received by the Borrower after June 30, 2006 through the issuance of Equity Interests.
     (b) Total Debt to Total Capitalization Ratio. The Borrower shall not permit its Total Debt to Total Capitalization Ratio to be greater than 0.35 to 1.0 at the end of any Fiscal Quarter.
     7.10 Restrictive Agreements, etc. The Borrower shall not, and shall not permit any of its Material Insurance Subsidiaries to, enter into any agreement (other than pursuant to Legal Requirements and excluding any Loan Document) prohibiting any of its Subsidiaries from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements and accruals or other returns on investments, or any other agreement or arrangement which prohibits any such Subsidiary from making any payment, directly or indirectly, to the Borrower in an aggregate amount in excess of 1% of Net Worth for all such agreements, other than as a result of financial covenants in other agreements evidencing Indebtedness permitted under Section 7.04.
     7.11 Certain Amendments. The Borrower shall not agree to any amendment to the terms and conditions of any Public Debenture or the underlying indenture related thereto that restricts, prohibits or would otherwise adversely affect Borrower’s ability to pay and perform the Obligations in any material respect, including any amendment that would (a) increase the interest rate on such Public Debenture, (b) change the dates upon which payments of principal or interest are due on such Public Debenture other than to extend such dates, (c) change any default or event of default or financial covenant other than to delete or make less restrictive any default or financial covenant provision therein, or add any financial covenant with respect to such Public Debenture, (d) change the redemption, prepayment, defeasance or repurchase provisions of such Public Debenture other than to extend the dates therefor or to reduce the premiums (if any) payable in connection therewith, or (e) grant any security, collateral or guaranty to secure payment of such Public Debenture, unless, to the extent such grant is made by the Borrower, the Administrative Agent, for the benefit of the Banks, is granted, on a pari-passu basis, the identical security, collateral or guaranty to secure payment of the Obligations.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest on any Loan, or any Facility Fee or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a)(i), 6.09 or Article VII applicable to it; or
     (c) Other Defaults. The Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
     (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness incurred pursuant to (x) the Public Debentures, or (y) any other Indebtedness or Contingent Obligation (other than Indebtedness hereunder, Indebtedness under Swap Contracts, Indebtedness permitted under Section 7.04(m), intercompany accounts payable, and Capital Lease Liabilities or purchase money Indebtedness with respect to which a bona fide dispute exists which is being actively contested by the Borrower or the applicable Subsidiary) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than 3% of Net Worth and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Indebtedness to become payable or cash collateral in respect thereof to be demanded, excluding, however, any such event creating any right of conversion or mandatory prepayment of any Convertible Indebtedness; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof (excluding any portion thereof payable in common Equity Interests of the Borrower or such Subsidiary) is greater than 3% of Net Worth; or

     (f) Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or any Insurance Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by an Governmental Authority; or
     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary ceases to be Solvent, or becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
     (h) Judgments. There is entered against the Borrower or any Material Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding 3% of Net Worth (to the extent not covered by an indemnity from a creditworthy indemnitor or independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 3% of Net Worth; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 3% of Net Worth; or (iii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 3% of Net Worth; or
     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
     (k) Change of Control. There occurs any Change of Control; or

     (l) Loss of Licenses. Any Governmental Authority revokes, fails to renew or suspends any License of the Borrower or any Subsidiary, which revocation, failure or suspension has had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Subsidiary for any reason loses any License which loss has had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any License which imposition has had or could reasonably be expected to have a Material Adverse Effect; or
     (m) Environmental Damages. A reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries or any predecessor in interest of the Borrower or any of its Subsidiaries of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or predecessors thereof that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or such Subsidiary and the amount payable as a result thereof has a Material Adverse Effect (after deducting such amounts that are reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or
     (n) Governmental Action. The Borrower or any of its Subsidiaries shall be required by any applicable bank regulatory authority, any applicable insurance regulatory authority or other Governmental Authority to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (including any capital maintenance agreement) that directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes material adverse conditions upon the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of Investments or the Disposition of property or requires the making of capital contributions to, or other Investments in, any such Subsidiary in an aggregate amount which has a Material Adverse Effect.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of any Event of Default under Section 8.01(f), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent under the Loan Documents in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III) under the Loan Documents, ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to payment of that portion of the Obligations in respect of Swap Contracts, ratably among the counterparties thereto, in proportion to the respective amounts described in this clause Fifth held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, or a Lender.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.06 Resignation of Administrative Agent. The Administrative Agent may resign at any time upon at least 30 days prior written notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed and in any event shall not be required at any time a Default or Event of Default exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, and (b) the retiring Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.
     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Co-Senior Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.05 or Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii)) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required

Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate;
     (e) change Section 2.12 or Section 8.03 or the definition of “Pro Rata Share” in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
     (f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     Notwithstanding anything to the contrary contained in this Section 10.01, in the event that (a) the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Required Lenders, or (b) a Lender prohibits an Acquisition by the Borrower or a Subsidiary by exercise of clause (c) of the definition of Permitted Acquisition, which Acquisition would otherwise be a Permitted Acquisition, and such Lender is the sole Lender exercising its right to so prohibit such Acquisition (such Lender, a “Blocking Lender”), then with the consent of the Required Lenders, the Borrower shall be permitted to effect the replacement of (i) the Lender or Lenders that did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the “Minority Lenders”) or (ii) a Blocking Lender, as applicable, in accordance with Section 10.13.
     10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
     (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Swing Line Lender.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise provided in this Agreement, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes and except as otherwise provided in this Agreement, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR

OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or breach, in bad faith, of this Agreement by such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
     (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the

Administrative Agent and the BofA Arranger in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts reasonably retained by the Administrative Agent or, with respect to clause (b) above, any Lender.
     (b) Indemnification and Damage Waiver by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (other than costs of Lenders other than Bank of America incurred solely in connection with the negotiation of the initial terms of this Agreement and the execution and delivery of this Agreement), (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, settlement of, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are (i) determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or the breach, in bad faith, of the Loan Documents by an Indemnitee or (ii) are the result of claims asserted against an Indemnitee by another Indemnitee.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Participation Percentage

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or the breach, in bad faith, of the Loan Documents by an Indemnitee.
     (e) Payments. All amounts due under this Section shall be payable not later than 20 Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Swing Line Loans) at the time owing to it); provided that
     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
     (iii) any assignment of a Commitment must be approved by the Administrative Agent and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (and, to the extent that any such Assignment and Assumption is to be cleared through an electronic clearing system, the Administrative Agent currently intends, based on circumstances existing on the date hereof, to use the ClearPar Settlement System, to the extent practicable and consistent with then current practice), together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America shall, upon 30 days’ notice to the

Borrower and the Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder but no Lender shall be required to accept such appointment; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Swing Line Lender. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the Closing Date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.03(c).
     10.07 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower without breach of any duty of confidentiality known to the Administrative Agent or such Lender; or (i) to the NAIC or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.
     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     10.08 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.02 or Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender is a Minority Lender or a Blocking Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent (and with respect to the replacement of a Minority Lender or a Blocking Lender, upon obtaining consent of the Required Lenders), require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.02 or Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.

     10.14 Governing Law.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 Termination of Existing Credit Agreement. Each Lender that is also a lender party to the Existing Credit Agreement hereby waives any requirement pursuant to (a) Section 2.04(a) of the Existing Credit Agreement that three Business Days notice be given of a voluntary prepayment, and (b) Section 2.05 of the Existing Credit Agreement that five Business Days notice be given of a termination of the Aggregate Commitments (as defined therein), provided that such prepayment is made and such termination is effected on the Closing Date.
     10.17 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
     10.18 Entire Agreement. This Agreement and the other Loan Documents embodies the entire agreement and understanding among the Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except that the Fee Letter shall survive the execution and delivery of this Agreement and the Closing Date. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control, provided the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Arrangers or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SCHEDULE 2.01
COMMITMENTS AND PARTICIPATION PERCENTAGES

			Tranche 1	Tranche 2
		Participation	Participation	Participation
Lender	Commitment	Percentage	Percentage	Percentage
Bank of America, National Association	$75,000,000.00	9.090909091%	0.000000000%	9.852216749%
U.S. Bank, National Association	$71,250,000.00	8.636363636%	0.000000000%	9.359605911%
Wells Fargo Bank, National Association	$56,250,000.00	6.818181818%	0.000000000%	7.389162561%
Wachovia Bank, National Association	$56,250,000.00	6.818181818%	0.000000000%	7.389162561%
Citibank, N.A.	$46,875,000.00	5.681818182%	0.000000000%	6.157635468%
Comerica Bank	$46,875,000.00	5.681818182%	0.000000000%	6.157635468%
SunTrust Bank	$46,875,000.00	5.681818182%	0.000000000%	6.157635468%
Union Bank of California, N.A.	$46,875,000.00	5.681818182%	0.000000000%	6.157635468%
RBS Citizens, National Association	$37,500,000.00	4.545454545%	0.000000000%	4.926108374%
Fifth Third Bank	$37,500,000.00	4.545454545%	0.000000000%	4.926108374%
JPMorgan Chase Bank, N.A.	$33,750,000.00	4.090909091%	0.000000000%	4.433497537%
Bank of the West	$30,000,000.00	3.636363636%	0.000000000%	3.940886700%
BMO Capital Markets Financing, Inc.	$30,000,000.00	3.636363636%	0.000000000%	3.940886700%
KeyBank National Association	$30,000,000.00	3.636363636%	0.000000000%	3.940886700%
Sumitomo Mitsui Banking Corporation, New York	$30,000,000.00	3.636363636%	47.058823528%	0.000000000%
Schedule 2.01 — Commitments and Participation Percentages

			Tranche 1	Tranche 2
		Participation	Participation	Participation
Lender	Commitment	Percentage	Percentage	Percentage
Mizuho Corporate Bank, Ltd.	$26,250,000.00	3.181818182%	41.176470588%	0.000000000%
PNC Bank, N.A.	$26,250,000.00	3.181818182%	0.000000000%	3.448275862%
Chang Hwa Commercial Bank, Ltd., New York Branch	$18,750,000.00	2.272727273%	0.000000000%	2.463054187%
Compass Bank	$18,750,000.00	2.272727273%	0.000000000%	2.463054187%
Capital One, N.A.	$15,000,000.00	1.818181818%	0.000000000%	1.970443350%
First Commercial Bank (Taiwan)	$15,000,000.00	1.818181818%	0.000000000%	1.970443350%
Bank of Hawaii	$7,500,000.00	0.909090910%	0.000000000%	0.985221675%
Bank of Texas, N.A.	$7,500,000.00	0.909090910%	0.000000000%	0.985221675%
Cole Taylor Bank	$7,500,000.00	0.909090910%	11.764705882%	0.000000000%
Hua Nan Commercial Bank Ltd. New York Agency	$7,500,000.00	0.909090910%	0.000000000%	0.985221675%

Total	$825,000,000.00	100.000000000%	100.000000000%	100.000000000%

Schedule 2.01 — Commitments and Participation Percentages

EXHIBIT A
FORM OF REVOLVING LOAN NOTICE
Date:                     , ________
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of October 17, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.
     The undersigned hereby requests (select one):
☐	A Borrowing of Revolving Loans

☐	A conversion or continuation of Revolving Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of . [Type of Revolving Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

5.	Class(es) of Revolving Loan:
[Note – Prior to the Tranche 1 Maturity Date, each Borrowing, conversion or continuation of Revolving Loans shall be ratable among the Tranche 1 Commitments and the Tranche 2 Commitments.]
     The Revolving Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

FIDELITY NATIONAL FINANCIAL, INC.

By:

Name:

Title:

Exhibit A — Form of Revolving Loan Notice

SCHEDULE 7.04
Outstanding Indebtedness — December 31, 2009

Unsecured notes, net of discount, interest payable semiannually at 5.25%, due March, 2013	$245,212,000
Unsecured notes, net of discount, interest payable semiannually at 7.30%, due August, 2011	$165,451,000
Other promissory notes with various interest rates and maturities	$1,215,000

Total	$411,878,000	*

*	LFG $50,000,000 subordinated note was paid in-full on March 1, 2010; outstanding balance was $50,000,000 on December 31, 2009.
Schedule 7.04